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                                  EXHIBIT 23.1
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 5, 2004 with respect to the financial statements of RJO Financial Services, Inc. for the year ended December 31, 2003, incorporated by reference in this Current Report (Form 8-K/A) of Central Federal Corporation.

BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
August 10, 2004

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